SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): November 8, 1999

Best Buy Co., Inc.

(Exact name of registrant as specified in its charter)

Minnesota
(State of other jurisdiction of incorporation)

1-9595 (Commission File Number)	41-0907483 (IRS Employer Identification No.)
7075 Flying Cloud Drive Eden Prairie, Minnesota (Address of principal executive offices)	55344 (Zip Code)

(612) 947-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

    On November 8, 1999, the Board of Directors of Best Buy Co., Inc. appointed Kathy Higgins Victor as a Class 1 director on its Board. Ms. Higgins Victor is the founder and president of the Centera Corporation, a Minneapolis, Minnesota, consulting firm specializing in executive coaching and development.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c) Exhibits

    The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

99	Press Release issued November 11, 1999

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      BEST BUY CO., INC.

                      (Registrant)

                      By:  /s/ ALLEN U. LENZMEIER

                      Name: Allen U. Lenzmeier
                      Title: Executive Vice President and
                      Chief Financial Officer

Date: November 16, 1999